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                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                   VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT

     AMENDED AND RESTATED VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT dated as of April 18, 2005, by and among Ocean Power Technologies, Inc., a New Jersey corporation (the "Company") (as to paragraphs 1.1, 1.7, 1.9, 2.1 and 2.2 only), George W. Taylor ("Dr. Taylor") and Joanne Burns ("Ms. Burns").

                                   WITNESSETH:

     WHEREAS, Dr. Taylor and Ms. Burns were parties to that certain Voting and Right of First Refusal Agreement, dated September 27, 2003 (the "Prior Agreement"), granting Dr. Taylor certain voting and other rights with respect to Ms. Burns' holdings of the Company's common stock, no par value per share (the "Common Stock"); and

     WHEREAS, as of the date hereof, Ms. Burns is the record and beneficial owner of 6,425,746 shares of the Common Stock (the "Current Shares");

     WHEREAS, pursuant to the Prior Agreement for a limited period of time, Ms. Burns formerly desired to irrevocably constitute and appoint Dr. Taylor as her lawful agent and proxy to vote all of the Current Shares held by Ms. Burns, as well as any other shares resulting from a stock split, reverse stock split, stock dividend, combination, reclassification or conversion of such shares, or any other increase or decrease in the number of such shares effected without the receipt of further consideration by the Company (all such shares, together with the Current Shares, being referred to herein collectively as the "Shares");

     WHEREAS, Dr. Taylor and Ms. Burns intend to amend certain provisions of the Prior Agreement to provide for, among other things, an extension of the term of the agreement and to release Ms. Burns from the voting, transfer and all other restrictions provided in the Prior Agreement relating to fifty percent (50%) (3,212,873) of the Shares (the "Released Shares");

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Voting and Transfer Rights.

     1.1 With respect to fifty percent (50%) (3,212,873) of the Shares (the "Proxy Shares"), Ms. Burns hereby irrevocably constitutes and appoints Dr. Taylor as her true and lawful agent and proxy, with absolute discretion and authority to: (a) represent, vote, give consents and in all other ways to act in her place and stead, on any matter at any meeting of the shareholders (whether regular, general, special or otherwise) of the Company to the same extent as Ms. Burns could if personally present at any such meeting; and (b) express consent or dissent to any and all corporate action in writing without a meeting on behalf of Ms. Burns. Dr. Taylor hereby releases his existing proxy and all other rights and restrictions granted under the Prior Agreement related to the Released Shares. Ms. Burns, or any successor holder, shall be entitled to vote the Released Shares on any matter duly brought before the Company's shareholders and

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Ms. Burns shall be free to transfer any or all of the Released Shares at her discretion relating to the proxy and contractual transfer restrictions. The Company shall use commercially reasonable efforts to promptly remove the restrictive legends (relating to the contractual voting rights and transfer restrictions granted to Dr. Taylor) upon all certificates evidencing the Released Shares.

     1.2 In furtherance of the foregoing, Ms. Burns hereby acknowledges that she has executed an Irrevocable Proxy, in the form attached hereto as Exhibit A (the "Irrevocable Proxy"), granting to Dr. Taylor an irrevocable proxy pursuant to the provisions of Section 14A:5-19 of the New Jersey Business Corporation Act to vote at meetings, or execute and deliver written consents or otherwise act with respect to, all of the Proxy Shares owned by Ms. Burns as fully, to the same extent, and with the same effect as Ms. Burns might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a New Jersey corporation. Any prior proxy executed by Ms. Burns in favor of Dr. Taylor or any other party is hereby terminated.

     1.3 Ms. Burns agrees that Dr. Taylor (a) may vote the Proxy Shares solely in his own discretion and in his own best interests as if he was the sole owner of the Proxy Shares, and (b) shall not have any fiduciary or other duty to Ms. Burns arising solely with respect to the voting of the Proxy Shares. Except as provided herein, Dr. Taylor shall not have any liability whatsoever to Ms. Burns under the terms and provisions of this Agreement or the proxy delivered simultaneously herewith by Ms. Burns.

     1.4 The irrevocable proxy provided for in this Agreement is a proxy related to the Proxy Shares only and only of the right of a shareholder to vote for or against, or consent or dissent from, matters submitted to a vote of shareholders, and does not and shall not be deemed to transfer, waive or otherwise limit any other right or powers accruing to the shareholder.

     1.5 Ms. Burns hereby acknowledges and affirms that this proxy is coupled with an interest and is irrevocable until April 18, 2008 or sooner termination of this Agreement, at which point, it shall automatically expire without the need for further documentation, although Dr. Taylor agrees to promptly execute and deliver to Ms. Burns any documentation evidencing such termination as reasonably requested by Ms. Burns.

     1.6 Ms. Burns hereby represents and warrants that she is the legal and beneficial owner of the Current Shares.

     1.7 The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as shall be necessary or desirable in order to carry out the intent and purposes of this Agreement including, without limitation, the execution of any such documents required to be executed by the Company's stock transfer agent.

     1.8 THIS AMENDED AND RESTATED VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT AND THE ATTACHED PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY PERMITTED DONEE, TRANSFEREE OR ASSIGNEE OF THE SHARES IN ACCORDANCE WITH THEIR TERMS AS TO THE PROXY SHARES UNTIL APRIL 18, 2008.

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     1.9 Upon execution of this Agreement, the Company shall be required to imprint or otherwise place, on certificates representing the Proxy Shares the following legend (the "Legend"):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A IRREVOCABLE PROXY AND THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT (THE "VOTING AGREEMENT') WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH PROXY AND VOTING AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

The Company agrees that, while Ms. Burns is bound by the terms of this Agreement, it will not remove, and will not permit to be removed, the Legend from any certificate representing Ms. Burns' Proxy Shares and will place or cause to be placed the Legend on any new certificate issued to represent the Proxy Shares theretofore represented by a certificate carrying the Legend. Once Ms. Burns is no longer bound by this Agreement, the Company shall reasonably promptly remove the restrictive legend relating to the contractual restrictions set forth herein from Ms. Burns' certificate(s) representing the Proxy Shares. The Company will reasonably promptly remove the existing legend relating to the contractual restrictions from the Released Shares.

2. Restrictions on Transfer.

     2.1 Any sale, transfer or other disposition, whether voluntarily or by operation of law ("Transfer") of any of the Proxy Shares by Ms. Burns, other than according to the terms of this Agreement, shall be void and transfer no right, title, or interest in or to any of such Proxy Shares to the purported transferee.

     2.2 An original copy of this Agreement, duly executed by each of the parties hereto, shall be delivered to the Secretary of the Company and maintained at the principal executive office of the Company and made available for inspection by any person requesting it.

3. Offer of Sale: Notice of Proposed Sale. If Ms. Burns desires to Transfer any of her Proxy Shares, or any interest in such Proxy Shares, Ms. Burns shall first deliver written notice of her desire to do so (the "Notice") to Dr. Taylor and the Company, in the manner prescribed in Section 7.4 of this Agreement. The Notice must specify: (a) the name and address of the party to which Ms. Burns proposes to sell or otherwise dispose of the Proxy Shares or an interest in the Proxy Shares (the "Offeror"), (b) the number of Proxy Shares Ms. Burns proposes to sell, transfer or otherwise dispose of (the "Offered Shares"), (c) the consideration per Share to be delivered to Ms. Burns for the proposed sale, transfer or disposition, and (d) all other material terms and conditions of the proposed transaction. For purposes of clarity, Ms. Burns shall be entitled to transfer the Released Shares free of restriction by this Agreement or any predecessor agreement between the parties, subject to applicable securities and other laws.

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4. Dr. Taylor's Option to Purchase.

     4.1 Dr. Taylor shall have the first option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Notice. Dr. Taylor must exercise such option, no later than 30 days (the "Option Period") after such Notice is deemed under
Section 7.4 hereof to have been delivered to it, by written notice to Ms. Burns.

     4.2 In the event Dr. Taylor duly exercises his option to purchase all or part of the Offered Shares, the closing of such purchase shall take place at the offices of the Company on the date five days after the expiration of the Option Period.

     4.3 To the extent that the consideration proposed to be paid by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by Dr. Taylor under Sections 3 and 4 hereof may consist of cash equal to the value of such property, as determined in good faith by agreement of Ms. Burns and Dr. Taylor acquiring such Offered Shares.

5. Failure to Fully Exercise Option. If Dr. Taylor does not elect to purchase the full number of Offered Shares, Ms. Burns shall be entitled to sell to the Offeror, according to the terms set forth in the Notice, that number of her own Shares which equals the difference between the number of Shares desired to be purchased by the Offeror and the number of Shares Dr. Taylor purchases pursuant to Section 4. If Ms. Burns wishes to Transfer any such Shares at a price per Share which differs from that set forth in the Notice, upon terms different from those previously offered to Dr. Taylor, or more than 60 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Shares must first be offered to Dr. Taylor on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

6. Termination and Exceptions.

     6.1 This Agreement and all rights of Dr. Taylor and restrictions upon Ms. Burns hereunder and the Proxy Shares shall terminate on the earlier of the following: (a) April 18, 2008; (b) the termination thereof by the written consent of Ms. Burns and Dr. Taylor; (c) the death of Dr. Taylor; (d) the permanent mental incapacity of Dr. Taylor (determined by the consensus of three qualified physicians, one of whom shall be selected by Dr. Taylor's family, one of whom shall be selected by Ms. Burns and the third physician shall be selected by the other two physicians); (e) the consummation of an initial public offering by the Company of its Common Stock pursuant to an effective Registration Statement filed with the U.S. Securities and Exchange Commission with gross proceeds to the Company of at least $25 million; (f) the consummation of the sale of all, or substantially all, of the assets or stock of the Company; and
(g) the sale by Dr. Taylor to an unaffiliated third party of more than 3,212,873 shares of the Company's Common Stock, adjusted for stock splits and similar events.

     6.2 Transfer Restriction Exception. Notwithstanding Section 3 hereof, during the term of this Agreement, in the event Dr. Taylor sells more than 2,000,000 shares (as adjusted for stock splits and similar events) of his current holdings (the "Threshold Amount"), Ms. Burns shall be entitled to sell one share for each share sold by Dr. Taylor in excess of the Threshold Amount free of the transfer restrictions set forth herein. Dr. Taylor shall provide Ms. Burns with reasonably prompt notice of each sale he makes.

7. General.

     7.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     7.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the Company, Ms. Burns and Dr. Taylor hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

     7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey (without reference to the conflicts of law provisions thereof).

     7.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

          (a) If to the Company, at 1590 Reed Road, Pennington, New Jersey 08534, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, Attention: Andrew Gilbert, Esq.;

          (b) If to Dr. Taylor, at c/o Ocean Power Technologies, Inc. 1590 Reed Road, Pennington, New Jersey 08534, or at such other address as may have been furnished in writing by Dr. Taylor to the other parties hereto; or

          (c) If to Ms. Burns, at 222 Jackson Street, Trenton, New Jersey 08611, or at such other address as may have been furnished in writing by Ms. Burns to the other parties hereto, with a copy to Mason, Griffin & Pierson, PC, 101 Poor Farm Road, Princeton, New Jersey 08540, Attention: Shawn M. Neufeld, Esq.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

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     7.5 Complete Agreement; Termination of Prior Agreement. This Agreement
constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter, including without limitation, the Prior Agreement which is expressly superseded by this Agreement and is of no further force and effect.

     7.6 Amendments and Waivers. This Agreement may only be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, Dr. Taylor, and Ms. Burns. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     7.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

     7.8 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Ms. Burns.

     7.9 Additional Parties. Persons or entities that, after the date hereof, purchase Shares or are transferred Shares pursuant to a valid Transfer hereunder shall become parties to this Agreement by executing and delivering a counterpart signature page and execute the attached Irrevocable Proxy, and shall be deemed to be subject to the voting restrictions and transfer restrictions set forth in Sections 1 and 2 hereunder.

     7.10 Representations. Dr. Taylor represents that he understands and acknowledges that the shares of Common Stock of the Company which may be distributed to him, pursuant to this Agreement have not been registered under the Securities Act of 1933(the "Act") or any other act and have been issued by reason of specific exemption for the Act, and various state securities laws, which exemptions depend upon, among other things, the bona fide nature of the undersigned's representations as expressed herein.

     The undersigned represents that he understands and acknowledges that the shares of common stock of the Company must be held indefinitely unless they are subsequently registered under the Act or any exemption from said registration is available, and that there is not a market for these shares and that none may be developed in the future. The undersigned represents that he is receiving or acquiring the shares of common stock of the Company for investment for its account only, not with a view to, or for resale in connection with a "distribution" within the meaning of the Act.

     The undersigned represents that the certificate representing the shares of common stock of the Company shall be stamped or otherwise imprinted with a legend in the following form, in addition to any legend required under applicable state law:

     "These securities have not been registered under the Securities Act of 1933, or any state securities laws. They may not be sold or offered for sale in the absence of an effective registration statement as to the securities under said Act and any applicable state securities laws or an opinion of counsel satisfactory to the Company that such registration is not required."

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Voting and Right of First Refusal Agreement to be executed as of the date first above written.

                                         OCEAN POWER TECHNOLOGIES, INC.


                                         By: /s/ Charles F. Dunleavy
                                             -----------------------------------
                                             Name: Charles F. Dunleavy
                                             Title: C.F.O.
                                             [as to paragraphs 1.1, 1.7, 1.9,
                                             2.1 and 2.2 only]


                                         /s/ George W. Taylor
                                         ---------------------------------------
                                         George W. Taylor


                                         /s/ Joanne Burns
                                         ---------------------------------------
                                         Joanne Burns

                                    EXHIBIT A

                                IRREVOCABLE PROXY

     The undersigned shareholder of Ocean Power Technologies, Inc., a New Jersey corporation (the "Company"), hereby irrevocably constitutes and appoints George
W. Taylor ("Dr. Taylor") her true and lawful agent and proxy, with absolute discretion and authority to: (a) represent, vote, give consents and in all other ways to act in her place and stead, on any matter at any meeting of the shareholders (whether regular, general, special or otherwise) of the Company to the same extent as the undersigned could if personally present at any such meeting, and (b) express consent or dissent to any and all corporate action in writing without a meeting on behalf of the undersigned, with respect to all shares of the Common Stock of the Company which the undersigned is now entitled to vote.

     This Irrevocable Proxy is issued under and subject to the terms of an Amended and Restated Voting and Right of First Refusal Agreement dated as of the date hereof entered into by and among the Company, Dr. Taylor and Joanne Burns, and shall terminate upon the earlier of: (a) April 18, 2008; (b) the termination thereof by the written consent of Ms. Burns and Dr. Taylor; (c) the death of Dr. Taylor; (d) the permanent mental incapacity of Dr. Taylor (determined by the consensus of three qualified physicians, one of whom shall be selected by Dr. Taylor's family, one of whom shall be selected by Ms. Burns and the third physician shall be selected by the other two physicians); (e) the consummation of an initial public offering by the Company of its Common Stock pursuant to an effective Registration Statement filed with the U.S. Securities and Exchange Commission with gross proceeds to the Company of at least $25 million; (f) the consummation of the sale of all, or substantially all, of the assets or stock of the Company; and (g) the sale by Dr. Taylor to an unafflliated third party of more than 3,212,873 shares of the Company's Common Stock, adjusted for stock splits and similar events. The undersigned hereby acknowledges that this proxy shall be irrevocable and is coupled with an interest.

     IN WITNESS WHEREOF, the parties hereto have caused this Irrevocable Proxy to be executed as of the 18th day of April, 2005.


                                       /s/ Joanne Burns
                                       ----------------------------------------
                                       Joanne Burns

                                       Number of Proxy Shares of Common Stock
                                       Held by Ms. Burns:
                                       3,212,873